UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2020

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2020, the Board of Directors (the “Board”) of Gentherm Incorporated (the “Company”), pursuant to its powers under the Amended and Restated Bylaws of the Company, increased its size from seven to eight directors. Immediately thereafter, the Board appointed David Heinzmann to fill the vacancy created by such increase, effective August 11, 2020, to serve a term expiring at the Company’s 2021 annual meeting of shareholders or until a successor has been duly elected and qualified, or until his earlier resignation, retirement or other termination of service. Mr. Heinzmann is an independent director.

Mr. Heinzmann is President and Chief Executive Officer and a member of the Board of Directors of Littelfuse, Inc. (Nasdaq: LFUS), a global manufacturer of leading technologies in circuit protection, power control and sensing. He has served as President and Chief Executive Officer since 2017, leading the strategic direction, customer development and new product strategy of Littelfuse. He began his career with Littelfuse in 1985 as a manufacturing engineer and has held positions of increasing responsibility, including Vice President, Global Operations from 2007 to 2013 and Chief Operating Officer from 2014 to 2016. Mr. Heinzmann previously served on the Board of Directors of Pulse Electronics Corporation (OTC: PULS) from 2014 until its acquisition by Oaktree Capital Management in 2015. Mr. Heinzmann holds a bachelor’s degree in Mechanical Engineering from Missouri University of Science and Technology and is a graduate of Stanford Directors’ College at Stanford University Law School and AeA/Stanford Executive Institute at Stanford University Graduate School of Business.

The Board is considering potential committee appointments of Mr. Heinzmann in connection with his appointment to the Board, and the Company will file an amendment to this Current Report on Form 8-K to disclose any such appointments. Mr. Heinzmann will be compensated in accordance with the Company’s non-employee director compensation program.

There are no arrangements or understandings between Mr. Heinzmann and any other person pursuant to which he was selected as a director. Mr. Heinzmann has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Heinzmann has a material interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s news release dated June 25, 2020 announcing Mr. Heinzmann’s appointment to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99	Company news release dated June 25, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Vice President and General Counsel

Date: June 25, 2020